SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2008

Intellect Neurosciences, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-128226	20-2777006
(Commission File Number)	(I.R.S. Employer Identification No.)

7 West 18th Street, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Grant of Replacement Stock Options under the Company’s 2006 Equity Incentive Plan

As reported on a Form 8-K filed July 2, 2007, on June 26, 2007, the Board of Directors (the “Board”) of Intellect Neurosciences, Inc. (OTCBB: ILNS) (the “Company”) approved the grant of stock options to purchase up to 100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) under the Company’s 2006 Equity Incentive Plan, as amended (the “Original Options”), to Mr. William Keane, a Board member and audit committee chairperson. The Original Options were granted in partial consideration for Mr. Keane’s appointment to the Board. The Original Options had an exercise price of $3.10, the closing price of the Common Stock of the Company on the OTC Bulletin Board on June 26, 2007, the date on which the Original Options were granted. Subject to Mr. Keane’s continued service on the Board, the Original Options vest monthly in portions equal to 1/24th of the total number of shares of common stock subject to the Original Option and are exercisable until June 26, 2017.

At the time of grant of the Original Options, the price of the Common Stock of the Company was significantly higher than the current trading price of the Common Stock. Accordingly, the Board has determined it to be advisable to cancel Mr. Keane’s Original Options and to issue comparable stock options to purchase shares of Common Stock to ensure that Mr. Keane is able to realize the full benefit of his options.

On March 19, 2008, the Board conditionally approved the grant of stock options to purchase up to 100,000 shares of Common Stock at an exercise price of $0.40 per share, the closing price of the Common Stock of the Company on the OTC Bulletin Board on that date, to Mr. Keane under the Company’s 2006 Equity Incentive Plan, as amended (the “Replacement Options”). The effectiveness of the grant of the Replacement Options was conditioned upon the cancellation of the Original Options. Under the terms of the new grant, Replacement Options to purchase up to 37,500 of the Company’s Common Stock vested immediately, and the remaining Replacement Options to purchase up to 62,500 of the Company’s Common Stock will vest monthly, in portions equal to 1/24th of the total number of shares of common stock subject to the Replacement Options, on the twenty-sixth day of each month for the following fifteen months. The vesting terms of the Replacement Options match the vesting terms of the Original Options. The Replacement Options are exercisable until June 26, 2017. Mr. Keane and the Company executed a cancellation agreement with respect to the Original Options whereby the Original Options were cancelled effective June 26, 2007.

The foregoing description of the Original Options and Replacement Options does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 4.1, the Form of Notice of Stock Option Award under the 2006 Equity Incentive Plan, Exhibit 10.1, the Company’s 2006 Equity Incentive Plan, and Exhibit 10.2, Amendment No. 1 to the Company’s 2006 Equity Incentive Plan, to this Current Report on Form 8-K, and each such exhibit is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure provided above in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As described above in Item 1.01, the Company granted stock options for the purchase of up to 100,000 shares of Common Stock of the Company to Mr. Keane, a director of the Company. The options were issued under the Company’s 2006 Equity Incentive Plan and pursuant to Section 4(2) of the Securities Act of 1933, as amended. The foregoing description of the Replacement Options does not purport to be complete and is qualified in its entirety by reference to the disclosure provided above in Item 1.01 and to Exhibits 4.1, 10.1and 10.2, each of which is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 19, 2008, Mr. Eliezer Sandberg resigned as a member of the Company’s Board. The resignation was not motivated by any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective March 19, 2008, Mr. Harvey Kellman shall serve as the Chairman of the Compensation Committee of the Company’s Board.

Effective March 20, 2008, Mr. David Woo resigned as a member of the Company’s Board. The resignation was not motivated by any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit	Description

4.1
Form of Notice of Stock Option Award under the Company’s 2006 Equity Incentive Plan, incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 31, 2006 (File No. 333-128226)

10.1
2006 Equity Incentive Plan, incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 31, 2006 (File No. 333-128226)

10.2
Amendment No. 1 to the 2006 Equity Incentive Plan, incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 16, 2007 (File No. 333-128226)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

INTELLECT NEUROSCIENCES, INC.

Date: March 25, 2008	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: President and CFO